Exhibit 10
AMENDMENT NO. 3
     This AMENDMENT NO. 3, dated as of March 26, 2009 (this “Amendment”), to the Loan Agreement (as defined below), among MGM MIRAGE, a Delaware corporation (“Borrower”), MGM Grand Detroit, LLC, a Delaware limited liability company (“Detroit”), the Lenders and Bank of America, N.A., as administrative agent for the lenders (the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, Borrower, Detroit, as initial Co-Borrower, the Lenders named in the signature pages thereto, Banc of America Securities LLC and The Royal Bank of Scotland PLC, as Joint Lead Arrangers, Banc of America Securities LLC, The Royal Bank of Scotland PLC, J.P. Morgan Securities Inc., Citibank North America, Inc. and Deutsche Bank Securities, Inc., as Joint Book Managers, The Royal Bank of Scotland PLC, as Syndication Agent, Barclays Bank PLC, BNP Paribas, Citigroup USA Inc., Commerzbank AG, Deutsche Bank Trust Company Americas, JPMorgan Chase Bank, N.A., Sumitomo Mitsui Banking Corporation, UBS Securities LLC and Wachovia Bank, National Association, as Co-Documentation Agents, Bank of Scotland, Merrill Lynch Bank USA and Morgan Stanley Bank, as Senior Managing Agents, Societe Generale and U.S. Bank National Association, as Managing Agents, and the Administrative Agent are parties to the Fifth Amended and Restated Loan Agreement, dated as of October 3, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Loan Agreement”);
     WHEREAS, Borrower, Detroit and the Administrative Agent, on behalf of the Lenders, are parties to that certain Amendment No. 1 to the Loan Agreement, dated as of September 30, 2008 and that certain Amendment No. 2 and Waiver, dated as of March 16, 2009;
     WHEREAS, Borrower has requested that the Loan Agreement be further amended in certain respects;
     WHEREAS, the Lenders that have consented to this Amendment constitute the Requisite Lenders under the Loan Agreement;
     NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:
ARTICLE I.
DEFINITIONS
     SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
     “Administrative Agent” is defined in the preamble.
     “Amendment” is defined in the preamble.

     “Borrower” is defined in the preamble.
     “Detroit” is defined in the preamble.
     “Loan Agreement” is defined in the first recital.
     “Third Amendment Effective Date” is defined in Article III.
     SECTION 1.2. Other Definitions. Capitalized terms for which meanings are provided in the Loan Agreement (as amended hereby) are, unless otherwise defined herein, used in this Amendment with such meanings.
ARTICLE II.
AMENDMENTS TO LOAN AGREEMENT
     Upon the occurrence of the Third Amendment Effective Date, the provisions of the Loan Agreement referred to below are hereby amended in accordance with this Article II.
     SECTION 2.1. Section 1.1 of the Loan Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:
     “Third Amendment” means that certain Amendment No. 3 to this Agreement, dated as of March 26, 2009, among the Borrower, Detroit, the Lenders and the Administrative Agent.”
     “Third Amendment Effective Date” has the meaning specified in Article III of the Third Amendment.”
     SECTION 2.2. Section 6.8(h) of the Loan Agreement is hereby amended and restated in its entirety as follows:
     “(h) from and after the Third Amendment Effective Date, the Borrower may make Investments into CityCenter Holdings (and in any deemed loan to Dubai World resulting from such Investments) (A) in amount not to exceed the lesser of the aggregate amount requested by CityCenter Holdings to both of Borrower and Dubai World (as such term is defined in the CityCenter Credit Agreement) with respect to such Investment and $200,000,000 within seven (7) Business Days after March 24, 2009, so long as, (i) immediately before and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, including that the waiver, if any, remains in effect pursuant to Article III of the Second Amendment and (ii) immediately before and immediately after giving effect thereto, no acceleration of the obligations under the CityCenter Credit Agreement shall have occurred, and (B) in an amount not to exceed $20,000,000 solely and to the extent reasonably necessary to ensure public health, safety, and welfare or regulatory compliance in connection with CityCenter Holdings;”

ARTICLE III.
CONDITIONS TO EFFECTIVENESS
     The amendments set forth in Article II shall become effective on the date (the “Third Amendment Effective Date”) when all of the conditions set forth in this Article III have been completed to the satisfaction of the Administrative Agent.
     SECTION 3.1. The Administrative Agent shall have received counterparts hereof executed on behalf of Borrower, Detroit, and the Administrative Agent.
     SECTION 3.2. Administrative Agent shall have received a written consent hereto from Borrower’s Restricted Subsidiaries in the form of Exhibit A hereto.
     SECTION 3.3. The Administrative Agent shall have received written consent of the Requisite Lenders through their execution of consents substantially in the form of Exhibit B hereto.
     SECTION 3.4. The Administrative Agent shall have received, for the account of each Lender, a non-refundable fee in the amount of 0.10% of each such Lender’s Commitment.
     SECTION 3.5. While leaving Mayer Brown’s and FTI’s existing retainers intact, Borrower shall have reimbursed the Administrative Agent for the reasonable fees and expenses of Mayer Brown and FTI for the period through the Third Amendment Effective Date, as well as any outstanding invoices of Gibson, Dunn & Crutcher LLP and Sheppard Mullin Richter & Hampton LLP delivered to Borrower prior to midnight on March 26, 2009.
     SECTION 3.6. The Administrative Agent shall have received confirmation, to its reasonable satisfaction, that the Required Lenders under the CityCenter Credit Agreement shall have executed and delivered a limited waiver through April 13, 2009 of certain Defaults and potential Defaults (as defined therein) that have arisen or may arise under such Credit Agreement.
ARTICLE IV.
RETENTION OF RIGHTS, ETC.
     SECTION 4.1. Limitation to its Terms. This Amendment strictly shall be limited to its terms.
     SECTION 4.2. Retention of Rights. Without limiting the generality of Section 4.1, except as specifically set forth in Article III hereof, neither the execution, delivery nor effectiveness of this Amendment shall operate as a waiver of (or forbearance with respect to) any present or future Default or Event of Default or as a waiver of (or forbearance with respect to) the ability of the Administrative Agent or the other Lenders to exercise any right, power, and/or remedy, whether under any Loan Document and/or under any applicable law, in connection therewith. As provided in Section 11.1 of the Loan Agreement, no failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right under the Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
     SECTION 4.3. Full Force and Effect; Limited Waiver. Without limiting the generality of Section 4.1, except as expressly amended hereby, all of the representations, warranties, terms,

covenants, conditions and other provisions of the Loan Agreement shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. Without limiting the generality of Section 4.1, the amendments set forth herein shall be limited precisely as provided for herein to the provision expressly amended herein and shall not be deemed to be amendments to, waivers of, consents to or modifications of any other term or provision of the Loan Agreement or of any transaction or further or future action on the part of Borrower which would require the consent of the Lenders under the Loan Agreement.
ARTICLE V.
MISCELLANEOUS
     SECTION 5.1. Representations and Warranties. The Borrower represents and warrants the following:
          (a) after giving effect to this Amendment, no Default or Event of Default is continuing;
          (b) after giving effect to this Amendment, the representations and warranties contained in Article 4 of the Loan Agreement are true and correct on and as of the Third Amendment Effective Date as though made on that date (or, if stated to have been made as of an earlier date, was true and correct as of such earlier date); and
          (c) this Amendment has been duly authorized by Borrower and Detroit, there is no action pending or any order, judgment, or decree in effect that is likely to restrain, prevent, or impose materially adverse conditions upon the performance by Borrower, Detroit, or any of Borrower’s Subsidiaries under the Loan Agreement or any of the other Loan Documents, and this Amendment constitutes the valid, binding and enforceable obligation of Borrower and Detroit in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion; and
          (d) The execution, delivery and performance by each of Borrower and Detroit of this Amendment do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of Borrower, Detroit, or any other of Borrower’s Subsidiaries, by reason of the terms of (i) any contract, mortgage, lease, agreement, indenture, or instrument to which Borrower, Detroit, or any of Borrower’s Subsidiaries is a party or which is binding upon it, (ii) any requirement of law applicable to any Borrower, Detroit, or any of Borrower’s Subsidiaries, or (iii) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement, or analogous organizational document, of any Borrower, Detroit, or any of Borrower’s Subsidiaries.
     SECTION 5.2. Loan Document. This Amendment is a Loan Document and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with all of the terms and provisions of the Loan Agreement, including Article 1 thereof.
     SECTION 5.3. Reaffirmation of Obligations. Each of Borrower and Detroit hereby acknowledges that the Loan Documents (as amended by this Amendment) and the Obligations constitute the valid and binding Obligations of Borrower and Detroit enforceable against

Borrower and Detroit in accordance with their respective terms, and each of Borrower and Detroit hereby reaffirms its Obligations under the Loan Documents (as amended by this Amendment) (and, as to Detroit, its liability is limited to that portion of the Obligations which are actually borrowed or received by Detroit). Administrative Agent’s and any Lender’s entry into this Agreement or any of the documents referenced herein, Administrative Agent’s and any Lender’s negotiations with any party with respect to any Loan Document, Administrative Agent’s and any Lender’s acceptance of any payment from Borrower, Detroit, any Guarantor or any other party of any payments made to Administrative Agent or any Lender prior to the date hereof, or any other action or failure to act on the part of Administrative Agent or any Lender shall not constitute (a) a modification of any Loan Document (except to the extent of the specific amendments contained herein), or (b) except for as set forth herein, a waiver of any Default or Event of Default under the Loan Documents, or a waiver of any term or provision of any Loan Document.
     SECTION 5.4. Estoppel. To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Administrative Agent and Lenders to continue to make advances to Borrowers under the Credit Agreement, each Borrower and each Guarantor hereby acknowledges and agrees that, other than the Specified Alleged Breach, (if such Specified Alleged Breach constitutes a Default), as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower, Detroit or any Guarantor as against the Administrative Agent or any Lender with respect to the Obligations.
     SECTION 5.5. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and to the Loan Agreement and their respective successors and permitted assigns.
     SECTION 5.6. Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.
     SECTION 5.7. Integration. This Amendment represents the agreement of the Borrower, Detroit, the Administrative Agent and each of the Lenders (through the Requisite Lenders’ consenting hereto) with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
     SECTION 5.8. Governing Law and Waiver of Jury Trial. The terms of Sections 11.17 (Governing Law) and 11.28 (Jury Trial Waiver) of the Loan Agreement are incorporated herein as though set forth in full.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

MGM MIRAGE,
a Delaware corporation

By: /s/ John M. McManus
Name: John M. McManus
Title: Senior Vice President - Assistant General Counsel & Assistant Secretary

MGM GRAND DETROIT, LLC,
a Delaware limited liability company

By: MGM Grand Detroit, Inc., Managing Member

By: /s/ John M. McManus
Name: John M. McManus
Title: Assistant Secretary

BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ John W. Woodiel III
Name: John W. Woodiel III
Title: Senior Vice President